Exhibit 10.1

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This amendment dated as of December 31, 2013 (“Amendment”) to the Agreement, as defined below, is entered into by and among Astronics Corporation (“Borrower”), each of the lenders under the Agreement, i.e., HSBC Bank USA, National Association, Bank of America, N.A. and Manufacturers and Traders Trust Company (collectively, the “Lenders”) and HSBC Bank USA, National Association as agent for the Lenders under the Agreement (“Agent”), and as the Swingline Lender and Issuing Bank. Terms used herein and not otherwise defined are used with their defined meanings from the Agreement.

Recitals

A. Borrower, the Agent and the Lenders are the present parties to a Third Amended and Restated Credit Agreement dated as of July 18, 2013 (the “Agreement”).

B. Borrower has advised the Agent and the Lenders that Borrower intends to purchase certain real property in Portland, Oregon and to make certain improvements thereto so that it can be used as a facility for Borrower’s Subsidiaries, PECO, Inc. and Max-Viz, Inc.; and that the cost of such property and improvements will be approximately $20,000,000 (the “Portland Expenditures”).

C. Borrower has also requested that the Agent and the Lenders amend the calculation of Consolidated EBITDA and Fixed Charge Coverage Ratio to account for the Portland Expenditures, and for certain non-recurring adjustments in connection with the PECO Acquisition.

D. The Lenders and the Agent are agreeable to the foregoing to the extent set forth in this Amendment.

E. The Borrower and each of the Guarantors will benefit from the changes to the Agreement set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrower and its Subsidiaries, the parties hereto agree as follows:

1. Conditions Precedent to this Amendment. This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:

1.1 Amendment Documentation. The Agent shall have received: (a) six (6) originals of this Amendment executed by all parties hereto; and (b) such other documentation as the Agent may reasonably require.

1.2 No Default. As of the date hereof, no Default or Event of Default shall have occurred and be continuing.

1.3 Representations and Warranties. The representations and warranties contained in the Agreement shall be true, correct and complete as of the date hereof as though made on such date, except to the extent such representations and warranties are expressly limited to a specific date.

2. Amendments. The Agreement is amended as follows:

2.1 Article I entitled “Definitions” is amended:

(a) By deleting the present definition of Consolidated EBITDA and replacing it with the following definition

“Consolidated EBITDA” - For any period, an amount equal to (i) the sum of the amounts for such period of (A) Consolidated Net Income plus the amount of Transaction Costs to the extent reducing Consolidated Net Income, (B) Consolidated Interest Expense, (C) provisions for taxes based on income, (D) total depreciation expense, (E) total amortization expense, (F) other non-cash items reducing Consolidated Net Income and (G) any reduction of Consolidated Net Income resulting from the fair valuation adjustment to inventory cost in connection with any Permitted Acquisition, minus (ii) other non-cash items increasing Consolidated Net Income for such period; provided, however extraordinary gains, whether cash or non-cash, and earn-out adjustments in the purchase price for Permitted Acquisitions shall not be included in the Calculation of Consolidated EBITDA. Notwithstanding anything to the contrary in this definition, for purposes of computing the Leverage Ratio and Fixed Charge Coverage Ratio hereunder, or in connection with any pro-forma calculation required by this Agreement, the term “Consolidated EBITDA” shall be computed, on a consistent basis, to reflect purchases and acquisitions by Permitted Acquisition or otherwise, and Asset Sales of a business entity or assets constituting a business line or division, made by Borrower and the Subsidiaries during the relevant period as if they occurred at the beginning of such period, and Borrower, during the twelve (12) month period following the date of any such Permitted Acquisition may include in the calculation hereof the necessary portion of the adjusted historical results of the entities acquired in acquisitions that were achieved prior to the applicable date of the acquisition for such time period as is necessary for Borrower to have figures on a Rolling Four-Quarter Basis from the date of determination with respect to such acquired entities.

(b) By deleting the present definition of Transaction Costs and replacing it with the following definition:

“Transaction Costs” - The sum of (i) all fees, expenses and costs incurred by the Borrower in connection with the acquisition and financing of the PECO Acquisition and of the acquisitions described in items 4 and 5 on Schedule 6.7(c) of this Agreement and (ii) bonuses paid in connection with PECO Acquisition up to $8,031,000.

(c) By deleting the present definition of Fixed Charge Coverage Ratio and replacing it with the following definition:

“Fixed Charge Coverage Ratio” - As of a calculation date, the ratio of the Borrower’s Consolidated EBITDA minus Consolidated Capital Expenditures (other than the Portland Expenditures) minus cash taxes paid and dividends paid to Consolidated Interest Expense plus the amount of scheduled principal payments, but excluding any prepayments of principal, paid on long-term Indebtedness, calculated on a Rolling Four-Quarter Basis as of such calculation date.

(d) By adding the following definition:

“Portland Expenditures” - Up to $20,000,000 for the purchase price and other expenditures made by the Borrower or a Subsidiary in connection with the acquisition of and improvements to certain real property in Portland, Oregon to be used as a facility for PECO and Max-Viz.

3. Reaffirmations.

3.1 The Borrower hereby acknowledges and reaffirms the execution and delivery of its Second Amended and Restated General Security Agreement dated as of July 18, 2013 and as supplemented prior to the date hereof (collectively, the “Borrower Security Agreement”), and agrees that the Borrower Security Agreement shall continue in full force and effect and continue to secure the “Obligations” as defined therein, including all indebtedness to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. The Borrower further acknowledges and reaffirms the authorization of any financing statements filed against the Borrower in connection with the Borrower Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent, for the benefit of the Agent and the Lenders, by the Borrower under the Borrower Security Agreement or otherwise.

3.2 Each of the Guarantors hereby acknowledges and reaffirms the execution and delivery of the Second Amended and Restated Continuing Absolute and Unconditional Guaranty dated as of July 18, 2013 as supplemented and reaffirmed prior to the date hereof

(collectively, the “Guaranty”) and the Second Amended and Restated General Security Agreement dated as of July 18, 2013 as supplemented prior to the date hereof (collectively, the “Guarantor Security Agreement”), and agrees that such Guaranty and the Guarantor Security Agreement shall continue in full force and effect and continue to guarantee or secure, as applicable, all “Obligations” as defined therein, including all indebtedness of the Borrower to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Agreement, as amended hereby, and any renewal, extension or modification thereof, and the documents executed in connection therewith. Each Guarantor further acknowledges and reaffirms the authorization of any financing statements filed against such Guarantor in connection with the Guarantor Security Agreement and acknowledges, reaffirms, ratifies and agrees that the filing of such financing statement or financing statements shall continue in full force and effect and continue to perfect the Agent’s security interest in any and all collateral described therein granted to the Agent by such Guarantor under the General Security Agreement or otherwise.

3.3 Luminescent Systems, Inc. (“LSI”) hereby acknowledges and reaffirms the execution and delivery of the following mortgage documents (the “Mortgage Documents”):

a. An Agency Mortgage and Security Agreement (Acquisition Loan) dated as of October 1, 1999 and recorded in the Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2304 (“1999 Acquisition Mortgage”);

b. An Agency Mortgage and Security Agreement (Building Loan) dated as of October 1, 1999 and recorded in Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2343 (“1999 Building Mortgage”);

c. An Agency Mortgage and Security Agreement (Indirect Loan) dated as of October 1, 1999 and recorded in the Erie County Clerk’s Office October 27, 1999 in Liber 12860 of Mortgages at page 2380 (“1999 Indirect Mortgage”);

d. Assignment of Mortgage and First Modification of Agency Mortgage and Security Agreement, each dated as of January 22, 2009 by which the 1999 Acquisition Mortgage, the 1999 Building Mortgage and the 1999 Indirect Mortgage were assigned by HSBC Bank USA, National Association to the Agent.

LSI agrees that each of the Mortgage Documents shall continue in full force and effect and continue to secure the “Obligations” as defined therein, up to the amount set forth in such Mortgage Documents, including, without limitation, indebtedness arising under or in connection with the “Term Loan” under the Agreement.

3.4 Each of LSI and the Borrower hereby acknowledges and reaffirms the execution and delivery of the following documents to which they are a party (each as defined in the Reaffirmation Agreement dated as of July 18, 2013 by the Borrower and LSI, DME and Astronics Advanced:

a. 1998 Reimbursement Agreement;

b. 1998 Collateral Documents;

c. 1998 Guaranty;

d. 1999 Reimbursement Agreement;

e. 1999 Collateral Documents;

f. 1999 Mortgages;

g. 2007 Reimbursement Agreement;

h. 2007 Collateral Documents;

i. 2007 Mortgages;

j. Astronics Guaranties.

Each of LSI and the Borrower further agrees and acknowledges that the 1998 Collateral Documents, the 1999 Collateral Documents and the 2007 Collateral Documents shall continue in full force and effect and secure the “Obligations” under the 1998 Reimbursement Agreement, the 1999 Reimbursement Agreement and the 2007 Reimbursement Agreement, as applicable, and any renewal, extension or modification thereof, and the documents executed in connection therewith.

The Borrower further agrees and acknowledges that the Astronics Guaranties continue in full force and effect and guarantee the “Obligations” under the 1998 Reimbursement Agreement, the 1999 Reimbursement Agreement and the 2007 Reimbursement Agreement, as applicable, and any renewal, extension or modification thereof, and the documents executed in connection therewith.

4. Other.

4.1 This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.

4.2 This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be in effect from time to time, without regard to principles of conflicts of law.

4.3 Borrower shall take such other and further acts, and deliver to the Agent and the Lenders such other and further documents and agreements, as the Agent shall reasonably request in connection with the transactions contemplated hereby.

[Signature Page Follows]

The Borrower, the Agent and the Lenders have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

ASTRONICS CORPORATION

By:
David C. Burney
Vice President - Finance and Treasurer

Consented to, and Agreed, as of the date of this Amendment by the following Guarantors:

ASTRONICS ADVANCED ELECTRONIC SYSTEMS CORP.
LUMINESCENT SYSTEMS, INC.
D M E CORPORATION
BALLARD TECHNOLOGY, INC.
MAX-VIZ, INC.
ASTRONICS AS CORPORATION
PECO, INC.

By:
David C. Burney, Treasurer

[Signature Page S-1 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

[Signature Page S-2 to Astronics Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION
as a Lender, Swingline Lender and Issuing Bank

By:
Name:
Title:

[Signature Page S-3 to Astronics Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page S-4 to Astronics Amendment No. 1]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:
Name:
Title:

[Signature Page S-5 to Astronics Amendment No. 1]